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                                                          EXHIBIT 10.(b)

                             SEPARATION AGREEMENT and
                                  GENERAL RELEASE

    SEPARATION AGREEMENT and GENERAL RELEASE between MATEC CORPORATION, a Delaware corporation (the Company) and ROBERT B. GILL (Employee).

    1.  As of the close of business on August 5, 1997 (the Termination
Date) Employees employment by the Company has terminated for all purposes and Employee will no longer receive any salary, benefits or other compensation from the Company except as set forth herein.

    2. In connection with the termination of Employees employment by the Company and in consideration of Employees release of the Company, the Company will pay to Employee $100,000 in six equal monthly installments commencing on the Effective Day and Time, as defined in paragraph 12 hereof, subject to withholding for tax purposes (the Special Payment Allowance).

    3. In the event that the Company consummates the sale of substantially all of the assets of Bergen Cable Technologies, Inc., excluding land and buildings, and substantially all of the assets of Cable Bergen de Mexico S.A. de C.V. to TFX Equities Inc. prior to December 31, 1997, the Company will pay a bonus to Employee (the Bonus) in an amount determined as set forth in Exhibit 1 hereto.

    4. Employee understands and agrees that the Special Payment Allowance is made in complete satisfaction of any and all claims for wages, overtime premiums, vacation pay, holiday pay, pay for personal days, pay for unused sick or absence days, compensatory time, and any other payment for time worked and leave of any kind to which Employee is or may be entitled except as set forth herein.

    5. Employee understands and agrees that the Special Payment Allowance and Bonus, if applicable, represents a consideration to Employee over and above anything else of value which Employee already is entitled to receive from the Company.

    6. In consideration of the Special Payment Allowance and other terms of this Agreement, Employee (for himself, his heirs and assigns) hereby releases and discharges the Company, and its successors, affiliates and assigns, and their present and former officers, directors, agents and employees, from all actions, suits, liabilities, charges, claims and causes of action, known or unknown, fixed or contingent, that he has, or may have, arising out of Employees employment or termination from employment with the Company prior to the execution of this Agreement, whether before courts, administrative agencies, or other Forums wherever situated, including, but not limited to, all claims under Title VII of the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act of 1967, as amended by the Older Workers Benefit Protection Act, the Equal Pay Act of 1963, as amended, the New Jersey Law Against Discrimination, as amended, and the various other federal and state civil rights acts involving discrimination on the basis of age, race, sex, religion, disability, national origin and marital status, and all claims under express or implied contract theories.

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    7.  This Agreement does not release or waive any claims by Employee:

    (a) for workers compensation to which Employee may be entitled in respect of any job-related injury which occurred prior to the time of termination of employment;

    (b) for accrued Social Security benefits to which Employee may become entitled under applicable law;

    (c) for reimbursement of properly authorized and documented job-related, out-of-pocket expenses actually advanced by Employee on behalf of the Company prior to the Termination Date;

    (d) for indemnification for job-related, third-party claims arising prior to the Termination Date;

    (e) with respect to Employees rights under the Consolidated Omnibus Budget Reconciliation Act to continuation of medical and hospitalization insurance coverage under the existing health care plan of Bergen Cable Technologies, Inc. (Bergen), at Employees own expense after the time of termination of employment;

    (f) with respect to any rights or claims that may arise after the date on which Employee signs this Agreement;

    (g) with respect to stock options granted by the Company to Employee which have become exercisable prior to the Termination Date, it being understood and agreed that the Option granted to Employee by the Company pursuant to a Stock Option Agreement dated as of December 4, 1992 shall be exercisable for three months after the Termination Date to the extent Employee was entitled to exercise the Option on the Termination Date, but shall not become exercisable and is hereby terminated with respect to the portion thereof which would have become exercisable on or after December 4, 1997; or

    (h) with respect to the matching contribution to be made by the Company for Employees benefit under the Company's Profit Sharing 401(k) Plan for the 1997 Plan Year in accordance with the terms of the said Plan, if the Company elects to make matching contributions for the 1997 Plan Year, it being understood and agreed that Employee will make no contributions under the said Plan with respect to the Special Payment Allowance or the Bonus, if applicable, and that the Company's matching contribution will be limited to its applicable percentage of your salary deferred contributions made prior to the Termination Date.

    8. Notwithstanding the provisions of paragraph 4 hereof, the Company will compensate Employee for 103 hours of accrued vacation time, subject to withholding for tax purposes.

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    9.  Employee is hereby granted the option for a period of 30 days from the Effective Day and Time to purchase from Leasing Associates the 1993 Chrysler Concorde automobile currently being used by Employee (the Automobile) for a purchase price of $1.00. If Employee does not exercise such option within such 30-day option period, or if Employee has not signed and returned a copy of this Agreement in accordance with the provisions of paragraph 10(b), or if Employee cancels this Agreement as provided in paragraph 14, the Automobile shall be promptly returned to the Company, together with the keys thereto.

   10. (a) Employee will have a period of 21 days from the date Employee was first given a copy of this Agreement by the Company in which to carefully study and consider the terms of this Agreement.

        (b) If at the end of 21 days from the date Employee was first given a copy of this Agreement by the Company, Employee decides to accept the Special Payment Allowance and Bonus, if applicable, on the terms of this Agreement, Employee should date and sign the Employee Acceptance on the last page of this Agreement, and return the signed copy to the Company so that it is received by the Company no sooner than 21 days and no later than 30 days after the day Employee was first given a copy of this Agreement by the Company.

        (c) If Employee has spoken to an attorney about this Agreement, Employee should also have that attorney complete the Attorneys Statement which appears at the end of this Agreement.

   11. If Employee has not signed and returned a copy of this Agreement in accordance with the provisions of paragraph 10(b), or if Employee cancels this Agreement as provided in paragraph 14, then the Company's offer to make the Special Payment Allowance and to pay the Bonus, if applicable, to Employee shall be automatically withdrawn and cancelled, and the option to purchase the Automobile shall be automatically cancelled, and it will be as if the Company had never made that offer or granted such option.

   12. This Agreement will not become effective or enforceable until 12:01 A.M. on the eighth (8th) day after Employee has signed a copy of this Agreement. That day and time is called the Effective Day and Time.

   13. Until the Effective Day and Time, Employee has the legal right under federal law to cancel this Agreement. The fact that Employee has signed and returned the Execution Copy of this Agreement will not prevent Employee from cancelling this Agreement prior to the Effective Day and Time.

   14. If Employee decides to cancel this Agreement, Employee may do so by notifying the Company in writing at:

                            MATEC Corporation
                             75 South Street
                           Hopkinton, MA 01748
                          Attention: President

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   15.  If Employee has signed and returned a copy of this Agreement and
Employee does not give the Company a written cancellation notice before the Effective Day and Time, this Agreement will become binding on Employee.

   16. Employee will promptly deliver to the Company all office equipment of the Company in his possession, all keys to premises and offices of the Company, all Company credit cards, and all lists, books, records, computer discs and tapes and data of every kind, and all copies thereof, relating to or in connection with the Company's customers and business.

   17. Employee agrees to cooperate with the Company after the Termination Date and to make himself reasonably available and to answer questions and furnish information requested by officers, directors or agents of the Company or Bergen relating to the business or customers of the Company or Bergen.

   18. This Agreement is the entire agreement between Employee and the Company with respect to all matters relating to the termination of Employees employment by the Company. The terms of this Agreement may only be altered by a writing signed by both the Employee and the Company.

                                     MATEC CORPORATION


                                     By:  /s/ Ted Valpey, Jr.
                                     ---------------------------------
                                          Chairman & CEO


                                     Dated:  8/26/97


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                           EMPLOYEES ACCEPTANCE

    I hereby acknowledge that I have had the opportunity to consider the terms of the above Separation Agreement and General Release for a period of 21 days. I have carefully read and studied said Agreement and I fully understand its terms and the terms of the release of claims contained therein and the consequences to me of my acceptance of said Agreement and giving of such release. I hereby accept and agree to the terms of said Agreement and release, voluntarily and of my own free will.


                                  /s/ Robert B. Gill
                                  --------------------------------
                                             Robert B. Gill


                                  Dated:  9/2/97



                           ATTORNEYS STATEMENT


     I,                                , an Attorney-at-Law with offices
at                                  , declare that I am the attorney for
Robert B. Gill, the Employee named in the above Separation Agreement and General Release, that I have explained to my client all the terms of the said Agreement and release, and that my client has represented to me that he fully understands all of such terms and their significance, and that my client has signed the above Separation Agreement and General Release on my advice.


                                        -------------------------
                                        Signature of Attorney


                            Dated:

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                                Exhibit 1



    Bonus based on net proceeds of sale of Bergen Cable Technologies, Inc. and Cable Bergen de Mexico S.A. de C.V. to TFX Equities Inc., after legal expenses and fees of investment bankers.


             Net Sale Proceeds              Bonus Amount
             (in millions)                  (in thousands)


               $  7.5-8.0                     $ 25
                  8.0-8.5                       50
                  8.5-9.0                       75
                  9.0-10.0                     100
                  10.00-11.00                  125
                  11.00-12.00                  175
                  12.00                        225
                  More than 12.00              225 + 5% of
                                               excess over
                                               $12,000,000


    No bonus is payable if the net proceeds of sale are less than $7,500,000.